                                                                    EXHIBIT 3.10

                                     BY-LAWS

                                       OF

                             TRIAD DATA CORPORATION





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                                TABLE OF CONTENTS

                                                                                                       PAGE
Article I         OFFICES...............................................................................1

         Section 1.1           Principal Executive Office...............................................1

         Section 1.2           Other Offices............................................................1

Article II        MEETINGS OF SHAREHOLDERS..............................................................1

         Section 2.1           Place of Meetings........................................................1

         Section 2.2           Annual Meetings..........................................................1

         Section 2.3           Special Meetings.........................................................1

         Section 2.4           Notice of Meetings or Reports............................................2

         Section 2.5           Adjourned Meetings and Notice Thereof....................................2

         Section 2.6           Voting...................................................................3

         Section 2.7           Quorum...................................................................3

         Section 2.8           Consent of Absentees.....................................................4

         Section 2.9           Action Without Meeting...................................................4

         Section 2.10          Proxies..................................................................5

Article III       DIRECTORS.............................................................................5

         Section 3.1           Powers...................................................................5

         Section 3.2           Number of Directors......................................................5

         Section 3.3           Election and Term of Office..............................................6

         Section 3.4           Resignation..............................................................6

         Section 3.5           Removal..................................................................6

         Section 3.6           Vacancies................................................................6

         Section 3.7           Organization Meeting.....................................................7

         Section 3.8           Other Regular Meetings...................................................7

         Section 3.9           Calling Meetings.........................................................7

         Section 3.10          Place of Meetings........................................................7

         Section 3.11          Telephonic Meetings......................................................7

         Section 3.12          Notice of Special Meetings...............................................7

         Section 3.13          Waiver of Notice.........................................................8

         Section 3.14          Action Without Meeting...................................................8

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
         Section 3.15          Quorum...................................................................8

         Section 3.16          Adjournment..............................................................8

         Section 3.17          Inspection Rights........................................................8

         Section 3.18          Fees and Compensation....................................................9

         Section 3.19          Loans to Officers........................................................9

Article IV        EXECUTIVE COMMITTEE AND OTHER COMMITTEES..............................................9

         Section 4.1           Executive Committee......................................................9

         Section 4.2           Other Committees........................................................10

         Section 4.3           Minutes and Reports.....................................................10

         Section 4.4           Meetings................................................................10

         Section 4.5           Term of Office of Committee Members.....................................10

Article V         OFFICERS.............................................................................10

         Section 5.1           Officers................................................................10

         Section 5.2           Election................................................................11

         Section 5.3           Subordinate Officers, etc...............................................11

         Section 5.4           Removal and Resignation.................................................11

         Section 5.5           Vacancies...............................................................11

         Section 5.6           Chairman of the Board...................................................11

         Section 5.7           President...............................................................11

         Section 5.8           Vice President..........................................................12

         Section 5.9           Secretary...............................................................12

         Section 5.10          Treasurer and Chief Financial Officer...................................12

         Section 5.11          Assistant Secretary.....................................................13

         Section 5.12          Compensation............................................................13

Article VI        MISCELLANEOUS........................................................................13

         Section 6.1           Record Date.............................................................13

         Section 6.2           Inspection of Corporate Records.........................................13

         Section 6.3           Execution of Corporate Instruments......................................14

         Section 6.4           Ratification by Shareholders............................................14

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
         Section 6.5           Annual Report...........................................................14

         Section 6.6           Representation of Shares of Other Corporations..........................15

         Section 6.7           Inspection of By-Laws...................................................15

Article VII       SHARES OF STOCK .....................................................................15

         Section 7.1           Form of Certificates....................................................15

         Section 7.2           Transfer of Shares......................................................16

         Section 7.3           Lost Certificates.......................................................16

Article VIII      INDEMNIFICATION OF DIRECTORS AND OFFICERS............................................16

         Section 8.1           Indemnification by Corporation..........................................16

         Section 8.2           Advancing Expenses......................................................16

Article IX        AMENDMENTS...........................................................................17

         Section 9.1           Power of Shareholders...................................................17

         Section 9.2           Power of Directors......................................................17

                                     BY-LAWS

                                       OF

                             TRIAD DATA CORPORATION


                                   ARTICLE I

                                     OFFICES

         Section 1.1 Principal Executive Office.

               The principal executive office for the transaction of the business of the corporation is hereby fixed and located at 1252 Orleans Drive, P.O. Box 61779, Sunnyvale, County of Santa Clara, State of California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

         Section 1.2 Other Offices.

               Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Place of Meetings.

               All meetings of shareholders shall be held either at the principal executive office or at any other place within or without the State of California which may be designated either by the Board of Directors or by the written consent of a majority of the shareholders entitled to vote thereat as determined pursuant to Section 6.1 of these By-Laws given either before or after the meeting.

         Section 2.2 Annual Meetings.

               The annual meetings of shareholders shall be held on such day and at such hour as may be fixed by the Board of Directors. At such meeting, Directors shall be elected, and any other proper business may be transacted.

         Section 2.3 Special Meetings.

               Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Notice of such special meeting shall be given in the same manner as for the annual meeting of shareholders. Notices of any special meetings shall specify in addition to the place, date and hour of such meeting, the general nature of the business to be transacted thereat.

         Section 2.4 Notice of Meetings or Reports.

               Written notice of each meeting of shareholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall be given either personally or by mail or other means of written communication, addressed or delivered to each shareholder entitled to vote at such meeting at the address of such shareholder appearing on the books of the corporation or given by him to the corporation for the purpose of such notice. If no such address appears or is given, notice shall be given either personally or by mail or other means of written communication addressed to the shareholder at the place where the principal executive office of the corporation is located, or by publication at least once in a newspaper of general circulation in the county in which said office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

               The same procedure for the giving of notice shall apply to the giving of any report to shareholders.

               All such notices shall state the place, the date and the hour of such meeting, and shall state such matters, if any, as may be expressly required by the California Corporations Code.

               Upon request by any person or persons entitled to call a special meeting, the Chairman of the Board, President, Vice President or Secretary shall within twenty (20) days after receipt of the request cause notice to be given to the shareholders entitled to vote that a special meeting will be held at a time requested by the person or persons calling the meeting, but not less than thirty-five (35) nor more than sixty (60) days after receipt of the request.

               All other notices shall be sent by the Secretary or an Assistant Secretary, or if there be no such officer, or in the case of his neglect or refusal to act, by any other officer, or by persons calling the meeting.

         Section 2.5 Adjourned Meetings and Notice Thereof.

               Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, represented either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.7 of these By-Laws.


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

               When a shareholders' meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; except that if the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

               At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         Section 2.6 Voting.

               Except as otherwise provided in the Articles of Incorporation and subject to Section 6.1 of these By-Laws, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Vote may be viva voce or by ballot; provided, however, that elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

               Every shareholder entitled to vote at any election for Directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he thinks fit, provided that no shareholder shall be entitled to cumulate votes unless such candidate or candidates names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected.

               Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it shall be conclusively presumed that the shareholder's approving vote is with respect to all shares said shareholder is entitled to vote.

         Section 2.7 Quorum.

               A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless otherwise required by the Articles of Incorporation.

               The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 2.8 Consent of Absentees.

               The transactions of any meeting of shareholders, if not duly called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

               Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided, that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these By-Laws to be included in the notice but not so included if such objection is expressly made at the meeting.

         Section 2.9 Action Without Meeting.

               Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, that except to fill a vacancy as provided in Section 3.6 of these By-Laws, Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of Directors.

               Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of the following actions approved by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote who have not consented in writing at least ten (10) days before the consummation of the action authorized by such approval:

                  1. Approval of a contract or other transaction between the corporation and one or more of its Directors, or between the corporation and any corporation, firm or association in which one or more of its Directors has a material financial interest.



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

                  2. Approval of any indemnification to be made by the corporation of a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person was or is an agent of the corporation.

                  3. Approval of the principal terms of a reorganization.

                  4. Approval of a plan of distribution of the shares, obligations or securities of any other corporation, or assets other than money, which is not in accordance with the liquidation rights of the preferred shares as specified in the Articles of Incorporation or a Certificate of Determination.

               Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of the taking of any corporate action not listed above which is approved by shareholders without a meeting by less than unanimous written consent, shall be given to those shareholders entitled to vote who have not consented in writing.

               Such notice shall be given as provided in Section 2.4 of these By-Laws.

         Section 2.10 Proxies.

               Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

                                  ARTICLE III

                                    DIRECTORS

         Section 3.1 Powers.

               Subject to the limitations stated in the Articles of Incorporation, these By-Laws, and the California Corporations Code as to actions which shall be approved by the shareholders or by the affirmative vote of a majority of the outstanding shares entitled to vote, and subject to the duties of Directors as prescribed by the California Corporations Code, all corporate powers shall be exercised by, or under the direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors.

         Section 3.2 Number of Directors.

               The authorized number of Directors of the corporation shall be one (1) until changed by a By-Law duly adopted by the affirmative vote of a majority of the outstanding shares entitled to vote amending this Section 3.2.

         Section 3.3 Election and Term of Office.

               The Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the shareholders held for that purpose. All Directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any Director. A Director need not be a shareholder.

         Section 3.4 Resignation.

                  Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Section 3.5 Removal.

               The entire Board of Directors or any individual Director may be removed from office, prior to the expiration of their or his term of office only in the manner and within the limitations provided by the California Corporations Code.

               No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of such Director's term of office.

         Section 3.6 Vacancies.

               A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

               Vacancies in the Board of Directors may be filled by a majority of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until the expiration of the term for which he was elected and until his successor is elected at an annual or a special meeting of the shareholders, or until his death, resignation or removal.

               The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. A Director may not be elected by written consent to fill a vacancy created by removal except by unanimous written consent of all shares entitled to vote for the election of directors.


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         Section 3.7 Organization Meeting.

               Immediately after each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. No notice of such meeting need be given.

         Section 3.8 Other Regular Meetings.

               The Board of Directors may provide by resolution the time and place for the holding of regular meetings of the Board; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. No notice of such regular meetings of the Board need be given.

         Section 3.9 Calling Meetings.

               Meetings of the Board of Directors for any purpose or purposes shall be held whenever called by the Chairman of the Board, the President or the Secretary or any two Directors of the corporation.

         Section 3.10 Place of Meetings.

               Meetings of the Board of Directors shall be held at any place within or without the State of California which may be designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution of the Board. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the corporation.

         Section 3.11 Telephonic Meetings.

               Members of the Board may participate in a regular or special meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.11 constitutes presence in person at such meeting.

         Section 3.12 Notice of Special Meetings.

               Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail, telephone or telegraph. In case such notice is sent by mail, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegraph, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such notice may be given by the Secretary of the corporation or by the persons who called said meeting. Such notice need not specify the purpose of the meeting, and notice shall not be necessary if appropriate waivers, consents and/or approvals are filed in accordance with Section 3.13 of these By-Laws.


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

         Section 3.13 Waiver of Notice.

               Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

                  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 3.14 Action Without Meeting.

               Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

         Section 3.15 Quorum.

               A majority of the authorized number of Directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the Articles of Incorporation, or the California Corporations Code, specifically requires a greater number. In the absence of a quorum at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting as provided in Section 3.16 of these By-Laws. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough Directors to leave less than a quorum, if any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 3.16 Adjournment.

               Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the Directors present. Notice of the time and place of the adjourned meeting need not be given to absent Directors if said time and place are fixed at the meeting adjourned.

         Section 3.17 Inspection Rights.

               Every Director shall have the absolute right at any time to inspect, copy and make extra copies of, in person or by agent or attorney, all books, records and documents of every kind and to inspect the physical properties of the corporation.

         Section 3.18 Fees and Compensation.

               Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

         Section 3.19 Loans to Officers.(1)

               The Board may approve loans of money or property from the corporation to, and guaranties by the corporation of the obligations of, any officer, whether or not a director, of the corporation, and may adopt employee benefit plans authorizing such loans and/or guaranties, without the approval of the shareholders of the corporation, provided that:

               (a) the corporation has outstanding shares held of record by more than 100 persons on the date of approval by the Board;

               (b) the vote for approval is sufficient without counting the vote of any interested director or directors; and

               (c) the Board determines that such loan, guaranty, or plan may reasonably be expected to benefit the corporation.

                                   ARTICLE IV

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 4.1 Executive Committee.

               The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, appoint an executive committee, consisting of two or more Directors. The Board may designate one or more Directors as an alternate member of such committee, who may replace any absent member of any meeting of the committee. The executive committee, subject to any limitations imposed by the California Corporations Code, or by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, or imposed by the Articles of Incorporation or by these By-Laws, shall have and may exercise all of the powers of the Board of Directors.


----------
(1) This section is effective only if it has been approved by the shareholders in accordance with Sections 315(b) and 152 of the Code.

         Section 4.2 Other Committees.

               The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate such other committees, each consisting of 2 or more Directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the California Corporations Code, or imposed by the Articles of Incorporation or by these By-Laws. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

         Section 4.3 Minutes and Reports.

               Each committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary. All action by any committee shall be reported to the Board of Directors at the next meeting thereof, and, insofar as rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board of Directors.

         Section 4.4 Meetings.

               Except as otherwise provided in these By-Laws or by resolution of the Board of Directors, each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and shall meet as provided by such rules, and it shall also meet at the call of any member of the committee. Unless otherwise provided by such rules or by resolution of the Board of Directors, committee meetings shall be governed by Sections 3.11, 3.12 and 3.13 of these By-Laws.

         Section 4.5 Term of Office of Committee Members.

               The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating him but shall not exceed his term as a Director. Any member of a committee may be removed at any time by resolution adopted by Directors holding a majority of the directorships, either present at a meeting of the Board or by written approval thereof.

                                   ARTICLE V

                                    OFFICERS

         Section 5.1 Officers.

               The officers of the corporation shall be a President, a Vice President, a Secretary, and a Treasurer, who shall be the Chief Financial Officer of the corporation. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice Presidents, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 5.3. One person may hold two or more offices.

         Section 5.2 Election.

                  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5, shall be chosen annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         Section 5.3 Subordinate Officers, etc.

               The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine.

         Section 5.4 Removal and Resignation.

               Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

               Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.5 Vacancies.

               A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

         Section 5.6 Chairman of the Board.

               The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws.

         Section 5.7 President.

               Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these By-Laws.

         Section 5.8 Vice President.

               In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.

         Section 5.9 Secretary.

               The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and shareholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these By-Laws or the California Corporations Code. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

                  The Secretary shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these By-Laws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

         Section 5.10 Treasurer and Chief Financial Officer.

               The Treasurer and Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

               The Treasurer and Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and




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Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these By-Laws.

         Section 5.11 Assistant Secretary.

               The Assistant Secretary shall have all the powers, and perform all the duties of, the Secretary in the absence or inability of the Secretary to act.

         Section 5.12 Compensation.

               The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the corporation.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 Record Date.

               The Board of Directors may fix, in advance, a time in the future as the record date for the determination of shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. Shareholders on the record date are entitled to notice and to vote or receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares in the books of the corporation after the record date, except as otherwise provided by law. Said record date shall not be more than sixty (60) or less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action.

               A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

               If no record date is fixed by the Board of Directors, the record date shall be fixed pursuant to the California Corporations Code.

         Section 6.2 Inspection of Corporate Records.

               The accounting books and records, and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board shall be open to inspection upon written demand made upon the corporation by any shareholder or the holder of a voting trust certificate, at any reasonable time during usual business hours, for



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a purpose reasonably related to his interest as a shareholder, or as the holder of such voting trust certificate. The record of shareholders shall also be open to inspection by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and to make extracts.

         Section 6.3 Execution of Corporate Instruments.

                  The Board of Directors may, in its discretion, determine the method and designate the statutory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation. Unless otherwise specifically determined by the Board of Directors, formal contracts of the corporation, promissory notes, mortgages, evidences of indebtedness, conveyances or other instruments in writing, and any assignment or endorsement thereof, executed or entered into between the corporation and any person, may be signed by the Chairman of the Board, the President, any vice President, the Secretary or the Treasurer of the corporation.

         Section 6.4 Ratification by Shareholders.

               The Board of Directors may, subject to applicable notice requirements, in its discretion, submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; and any contract or act which shall be approved or ratified by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of shareholders, shall be as valid and binding upon the corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the corporation, unless a greater vote is required by law for such purpose.

         Section 6.5 Annual Report.

               For so long as the corporation has less than 100 holders of record of its shares, the mandatory requirement of an annual report is hereby expressly waived. The Board of Directors may, in its discretion, cause an annual report to be sent to the shareholders. Such reports shall contain at least a balance sheet as of the close of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, and shall be accompanied by any report thereon of independent accountants, or if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit in the books and records of the corporation.


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

               A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement and/or a balance sheet of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request, and such statement shall be delivered or mailed to the person making the request within thirty (30) days thereafter. Such statements shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificates of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

         Section 6.6 Representation of Shares of Other Corporations.

               The President and Vice President of this corporation are authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation and any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney and duly executed by said officers.

         Section 6.7 Inspection of By-Laws.

               The corporation shall keep in its principal executive office in this state the original or a copy of the By-Laws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                                  ARTICLE VII

                                SHARES OF STOCK

         Section 7.1 Form of Certificates.

               Certificates for shares of stock of the corporation shall be in such form and design as the Board of Directors shall determine and shall be signed in the name of the corporation by the Chairman of the Board of name of President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary. Each certificate shall state the certificate number, the date of issuance, the number, class or series and the name of the record holder of the shares represented thereby, the name of the corporation, and, if the shares of the corporation are classified or if any class of shares has two or more series, there shall appear the statement required by the California Corporations Code.



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         Section 7.2 Transfer of Shares.

               Shares of stock may be transferred in any manner permitted or provided by law. Before any transfer of stock is entered upon the books of the corporation, or any new certificate issued therefor, the older certificate, properly endorsed, shall be surrendered and cancelled, except when a certificate has been lost, stolen or destroyed.

         Section 7.3 Lost Certificates.

               The Board of Directors may order a new certificate for shares of stock to be issued in the place of any certificate alleged to have been lost, stolen or destroyed, but in every such case, the owner or the legal representative of the owner of the lost, stolen or destroyed certificates may be required to give the corporation a bond (or other adequate security) in such form and amount as the Board may deem sufficient to indemnify it against any claim that may be made against the corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or issuance of such new certificate.

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 8.1 Indemnification by Corporation.

               The Board may, in its discretion, indemnify any Director, officer, employee or other agent of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a proceeding (including a derivative action on behalf of the corporation) to which that person was or is threatened to be made a party by reason of the fact that he was or is an agent of the corporation, but only to the extent allowed by the California Corporations Code and subject to Director or shareholder approval as required by said code.

               In no event shall anything herein contained be construed as authorizing the corporation to indemnify any such Director or officer against any liability or expense by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing right of indemnification shall not be exclusive of other rights as to which any Director or officer may be entitled by law.

         Section 8.2 Advancing Expenses.

                  The corporation may advance to each Director or officer the expenses incurred in defending any proceeding referred to in Section 8.1 of these By-Laws prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall be determined ultimately that


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the Director or officer is entitled to be indemnified as authorized in Section
8.1 of these By-Laws.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 9.1 Power of Shareholders.

                  New By-Laws may be adopted or these By-Laws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent thereof, except as otherwise provided by law or by the Articles of Incorporation.

         Section 9.2 Power of Directors.

               Subject to the right of shareholders as provided in Section 9.1 of these By-Laws, By-Laws other than a By-Law or amendment thereof specifying or changing the authorized number of Directors, or the minimum or maximum number of a variable Board of Directors, or changing from a fixed to a variable Board of Directors or vice versa, may be adopted, amended or repealed by the approval of the Board of Directors.







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